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                                                                    EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in the registration statements of BioSepra Inc. on Form S-8 (Files Nos. 33-79398, 33-79396, 33-94792, 33-94770, 333-05621, 333-28955 and 333-28957) of our reports dated
February 27, 1996, except as to the information in the seventh paragraph of Note C, for which the date is March 29, 1996, on our audit of the consolidated financial statements and the financial statement schedule of BioSepra Inc. for the year ended December 31, 1995, which reports are included in this Annual Report on Form 10-K.


                                         /s/ Coopers & Lybrand L.L.P.



Boston, Massachusetts
March 25, 1998